Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gcu.edu

Media Contact:

Bill Jenkins

Grand Canyon Education, Inc.

602-639-6678

William.jenkins@gcu.edu

GRAND CANYON EDUCATION, INC. REPORTS

THIRD QUARTER 2012 RESULTS

ARIZONA, November 1, 2012—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based postsecondary education services, today announced financial results for the quarter ended September 30, 2012.

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Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

For the three months ended September 30, 2012:

•	Net revenue increased 22.6% to $133.6 million for the third quarter of 2012, compared to $108.9 million for the third quarter of 2011.

•	At September 30, 2012, our enrollment was approximately 52,300, an increase of 17.5% from our enrollment of approximately 44,500 at September 30, 2011.

•

Operating income for the third quarter of 2012 was $31.2 million, an increase of 51.0% as compared to $20.7 million for the same period in 2011. The operating margin for the third quarter of 2012 was 23.4%, compared to 19.0% for the same period in 2011.

•	Adjusted EBITDA increased 43.0% to $39.3 million for the third quarter of 2012, compared to $27.5 million for the same period in 2011.

•

The tax rate in the third quarter of 2012 was 40.5% compared to 37.3% in the third quarter of 2011. The increase in the effective tax rate was primarily due to certain non-recurring tax items, which had the effect of decreasing our effective tax rate in the third quarter of 2011 and increasing the effective tax rate in the third quarter of 2012.

•	Net income increased 43.5% to $18.5 million for the third quarter of 2012, compared to $12.9 million for the same period in 2011.

•	Diluted net income per share was $0.41 for the third quarter of 2012, compared to $0.29 for the same period in 2011.

For the nine months ended September 30, 2012:

•	Net revenue increased 17.9% to $370.0 million for the nine months ended September 30, 2012, compared to $313.7 million for the nine months ended September 30, 2011.

•

Operating income for the nine months ended September 30, 2012 was $80.8 million, an increase of 37.3% as compared to $58.8 million for the same period in 2011. The operating margin for the nine months ended September 30, 2012 was 21.8%, compared to 18.8% for the same period in 2011.

•	Adjusted EBITDA increased 38.3% to $106.0 million for the nine months ended September 30, 2012, compared to $76.6 million for the same period in 2011.

•	The tax rate for the nine months ended September 30, 2012 was 39.6% compared to 39.9% for the same period in 2011.

•	Net income increased 37.8% to $48.5 million for the nine months ended September 30, 2012, compared to $35.2 million for the same period in 2011.

•	Diluted net income per share was $1.07 for the nine months ended September 30, 2012, compared to $0.78 for the same period in 2011.

Balance Sheet and Cash Flow

As of September 30, 2012, the University had unrestricted cash and cash equivalents of $69.6 million compared to $21.2 million at December 31, 2011 and restricted cash and cash equivalents at September 30, 2012 and December 31, 2011 of $57.4 million and $56.7 million, respectively.

The University generated $124.7 million in cash from operating activities for the nine months ended September 30, 2012 compared to $65.3 million for the same period in 2011. Cash provided by operating activities in 2012 and 2011 resulted from our net income plus non-cash charges for provision for bad debts, depreciation and amortization, share-based compensation and improvement in our working capital.

Net cash used in investing activities was $74.3 million and $56.1 million for the nine months ended September 30, 2012 and 2011, respectively. Capital expenditures were $73.6 million and $61.5 million for the nine months ended September 30, 2012 and 2011, respectively. In 2012, capital expenditures primarily consisted of the construction costs associated with two additional dormitories, an Arts and Science classroom building and a parking garage to support our increasing traditional student enrollment as well as purchases of computer equipment, other internal use software projects and furniture and equipment. In 2011, capital expenditures primarily consisted of ground campus building projects such as a new dormitory and an events arena to support our increasing traditional ground student enrollment as well as purchases of computer equipment, internal use software projects and furniture and equipment. In 2011 expenditures were partially offset by a $5.4 million decrease in restricted cash as a result of payment of the qui tam legal matter in June 2011.

Net cash used in financing activities was $2.0 million and $23.8 million for the nine months ended September 30, 2012 and 2011, respectively. During the first nine months of 2012, $4.9 million was used to purchase treasury stock in accordance with the University’s share repurchase program and principal payments on notes payable and capital lease obligations totaled $1.8 million, partially offset by $4.3 million of proceeds from the exercise of stock options. During the first nine months of 2011, $22.4 million was used to purchase treasury stock in accordance with the University’s share repurchase program and principal payments on notes payable and capital leases totaled $2.9 million, partially offset by $1.5 million of proceeds from the exercise of stock options.

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Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

2012 Q4 and Annual Outlook

Q4 2012:	Net revenue between $135 million and $136 million; Target Operating Margin between 23.5% to 24.0%; Diluted EPS between $0.41 and $0.42 using 45.7 million diluted shares; student counts between 51,000 to 51,500

Full Year 2012:	Net revenue between $505 million and $506 million; Target Operating Margin between 22.3% to 22.4%; Diluted EPS between $1.49 and $1.50 using 45.4 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates, and forecasts as to our business, financial and operational results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing program review being conducted by the Department of Education of our compliance with Title IV program requirements, and possible fines or other administrative sanctions resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards, including pending rulemaking by the Department of Education; potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise, affecting us or other companies in the for-profit postsecondary education sector; our ability to properly manage risks and challenges associated with potential acquisitions of, or investments in, new businesses, acquisitions of new properties, or the expansion of our campus to new locations; our ability to hire and train new, and develop and train existing, faculty and employees; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; the extent to which obligations under our loan agreement, including the need to comply with restrictive and financial covenants and to pay principal and interest payments, limits our ability to conduct our operations or seek new business opportunities; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

Conference Call

Grand Canyon Education, Inc. will discuss its third quarter 2012 results and 2012 outlook during a conference call scheduled for today, November 1, 2012 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 34858616 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.

A replay of the call will be available approximately two hours following the conclusion of the call through October 31, 2013, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 34858616. It will also be archived at www.gcu.edu in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. is a regionally accredited provider of postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, business, healthcare and liberal arts. In addition to its online programs, it offers programs at its approximately 115 acre traditional campus in Phoenix, Arizona and onsite at the facilities of employers. Approximately 52,300 students were enrolled as of September 30, 2012. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

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Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2012	2011	2012	2011
Net revenue	$133,568	$108,909	$369,959	$313,736
Costs and expenses:
Instructional costs and services	57,354	48,933	161,584	144,162
Selling and promotional, including $640 and $151 for the three months ended September 30, 2012 and 2011, respectively, and $1,681 and $612 for the nine months ended September 30, 2012 and 2011, respectively, to related parties	36,450	31,248	103,764	88,789
General and administrative	8,561	7,145	23,806	21,015
Lease termination fee	—	922	—	922

Total costs and expenses	102,365	88,248	289,154	254,888

Operating income	31,203	20,661	80,805	58,848
Interest expense	(154)	(170)	(439)	(306)
Interest income	16	20	52	78

Income before income taxes	31,065	20,511	80,418	58,620
Income tax expense	12,594	7,643	31,880	23,398

Net income	$18,471	$12,868	$48,538	$35,222

Net income per common share:
Basic	$0.42	$0.29	$1.09	$0.79

Diluted	$0.41	$0.29	$1.07	$0.78

Shares used in computing net income per common share:
Basic	44,365	44,302	44,395	44,845

Diluted	45,339	44,787	45,220	45,293

Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA

Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) royalty payments incurred pursuant to an agreement with our former owner that has been terminated as of April 15, 2008; (ii) contributions to Arizona school tuition organizations in lieu of state income taxes, which we typically make in the fourth quarter of a fiscal year; (iii) contract termination fees, if any; (iv) lease termination costs, if any; (v) exit costs, if any; (vi) estimated litigation and regulatory reserves; and (vii)share-based compensation. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Royalty expenses paid to our former owner, contributions made to Arizona school tuition organizations in lieu of the payment of state income taxes, estimated litigation and regulatory reserves, exit costs, share-based compensation, and contract termination fees are not considered reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity. Some of these limitations are that it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirement for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited, in thousands)		(Unaudited, in thousands)
Net income	$18,471	$12,868	$48,538	$35,222
Plus: interest expense net of interest income	138	150	387	228
Plus: income tax expense	12,594	7,643	31,880	23,398
Plus: depreciation and amortization	5,546	4,154	15,562	11,832

EBITDA	36,749	24,815	96,367	70,680

Plus: royalty to former owner	74	74	222	222
Plus: lease termination costs	—	922	—	922
Plus: estimated litigation and regulatory reserves	450	—	3,660	—
Plus: share-based compensation	2,032	1,667	5,748	4,797

Adjusted EBITDA	$39,305	$27,478	$105,997	$76,621

Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

(In thousands, except par value)	September 30, 2012	December 31, 2011
	(Unaudited)
Current assets
Cash and cash equivalents	$69,644	$21,189
Restricted cash and cash equivalents	57,027	56,115
Accounts receivable, net of allowance for doubtful accounts of $9,302 and $11,706 at September 30, 2012 and December 31, 2011, respectively	8,875	11,815
Income taxes receivable	283	11,861
Deferred income taxes	5,216	3,353
Other current assets	13,302	11,081

Total current assets	154,347	115,414
Property and equipment, net	256,528	189,947
Restricted cash	375	555
Prepaid royalties	5,464	5,958
Goodwill	2,941	2,941
Other assets	3,434	3,032

Total assets	$423,089	$317,847

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$25,197	$18,523
Accrued compensation and benefits	13,968	12,229
Accrued liabilities	15,638	8,456
Income taxes payable	11,282	536
Student deposits	58,930	57,602
Deferred revenue	46,679	21,723
Due to related parties	328	227
Current portion of capital lease obligations	87	470
Current portion of notes payable	1,760	1,739

Total current liabilities	173,869	121,505
Capital lease obligations, less current portion	609	674
Other noncurrent liabilities	7,589	7,140
Deferred income taxes, noncurrent	5,113	5,334
Notes payable, less current portion	18,681	19,901

Total liabilities	205,861	154,554

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 46,864 and 45,955 shares issued and 44,902 and 44,298 shares outstanding at September 30, 2012 and December 31, 2011, respectively	469	460
Treasury stock, at cost, 1,962 and 1,657 shares of common stock at September 30, 2012 and December 31, 2011, respectively	(28,819)	(23,894)
Additional paid-in capital	95,938	85,720
Accumulated other comprehensive loss	(265)	(360)
Accumulated earnings	149,905	101,367

Total stockholders’ equity	217,228	163,293

Total liabilities and stockholders’ equity	$423,089	$317,847

Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2012	2011
Cash flows provided by operating activities:
Net income	$48,538	$35,222
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	5,748	4,797
Excess tax benefits from share-based compensation	(336)	—
Amortization of debt issuance costs	48	42
Provision for bad debts	13,492	27,903
Depreciation and amortization	15,784	12,054
Litigation settlement	—	(5,200)
Lease termination fee	—	922
Exit costs	—	(64)
Deferred income taxes	(2,152)	10,185
Loss on asset disposal	202	—
Changes in assets and liabilities:
Restricted cash and cash equivalents	(912)	(199)
Accounts receivable	(10,552)	(26,253)
Prepaid expenses and other	(2,671)	(4,577)
Due to/from related parties	101	(9,882)
Accounts payable	(962)	1,757
Accrued liabilities and employee related liabilities	9,046	(4,208)
Income taxes receivable/payable	22,464	348
Deferred rent	612	3,123
Deferred revenue	24,956	19,712
Student deposits	1,328	(390)

Net cash provided by operating activities	124,734	65,292

Cash flows used in investing activities:
Capital expenditures	(73,619)	(61,515)
Purchase of land and building related to future development	(818)	—
Restricted funds held for derivative collateral and legal matter	180	5,405

Net cash used in investing activities	(74,257)	(56,110)

Cash flows used in financing activities:
Principal payments on notes payable and capital lease obligations	(1,772)	(2,856)
Repurchase of common shares	(4,925)	(22,371)
Debt issuance costs	—	(70)
Excess tax benefits from share-based compensation	336	—
Net proceeds from exercise of stock options	4,339	1,477

Net cash used in financing activities	(2,022)	(23,820)

Net increase (decrease) in cash and cash equivalents	48,455	(14,638)
Cash and cash equivalents, beginning of period	21,189	33,637

Cash and cash equivalents, end of period	$69,644	$18,999

Supplemental disclosure of cash flow information
Cash paid for interest	$446	$315
Cash paid for income taxes	$19,615	$12,790
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$7,636	$4,827
Purchases of equipment through capital lease obligations	$—	$801
Tax benefit of Spirit warrant intangible	$199	$194
Shortfall tax expense from share-based compensation	$200	$117

Grand Canyon Education, Inc. Reports Third Quarter 2012 Results

The following is a summary of our student enrollment at September 30, 2012 and 2011 (which included less than 765 students pursuing non-degree certificates in each period) by degree type and by instructional delivery method:

	September 30,
	2012(1)		2011(1)
	# of Students	% of Total	# of Students	% of Total
Graduate degrees(2)	19,439	37.2%	17,497	39.3%
Undergraduate degree	32,814	62.8%	26,989	60.7%

Total	52,253	100.0%	44,486	100.0%

	September 30,
	2012(1)		2011(1)
	# of Students	% of Total	# of Students	% of Total
Online(3)	44,849	85.8%	39,447	88.7%
Ground(3) (4)	7,404	14.2%	5,039	11.3%

Total	52,253	100.0%	44,486	100.0%

(1)	Enrollment at September 30, 2012 and 2011 represents individual students who attended a course during the last two months of the calendar quarter.
(2)	Includes 2,745 and 1,808 students pursuing doctoral degrees at September 30, 2012 and 2011, respectively.
(3)	As of September 30, 2012 and 2011, 42.0% and 43.0%, respectively, of our online and professional studies students are pursuing graduate degrees.
(4)	Includes both our traditional on-campus ground students, as well as our professional studies students.